Exhibit 23.2

Consent of Deloitte & Touche LLP

We consent to the use in this Amendment No. 2 to this Registration Statement No. 333-201199 on Form S-4 of Cambridge Holdco, Inc. of our report dated December 22, 2014 related to the combined financial statements of Parakou Tankers for the years ended December 31, 2013 and 2012, appearing in the Prospectus, which is a part of such Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Singapore

March 4, 2015